UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant To Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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	Preliminary Proxy Statement
	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement
	Definitive Additional Materials

	Soliciting Material Pursuant to §240.14a-12

WESTINGHOUSE SOLAR, INC.
 (Name of Registrant as Specified in Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Westinghouse Solar, Inc. phone: (408) 402-9400 fax: (408) 371-5105
www.westinghousesolar.com
Corporate Headquarters: 1475 S. Bascom Ave., Suite 101, Campbell, CA  95008

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
September 13, 2012
9:30 a.m. (Pacific Daylight Time)

To the Stockholders of Westinghouse Solar, Inc.:

Notice is hereby given that a Special Meeting of Stockholders of Westinghouse Solar, Inc. (the “Company” or “Westinghouse Solar”), a Delaware corporation, will be held at its principal corporate offices located at 1475 S. Bascom Ave., Suite 101, Campbell, CA 95008 on September 13, 2012 at 9:30 a.m. (Pacific Daylight Time) for the following purposes:

1.
To approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of its common stock which shall not exceed a one for eight ratio. The board of directors may, at its sole discretion, elect not to implement any reverse stock split, even if approved by the stockholders;

2.
To approve any adjournments of the meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of the foregoing proposal; and

3.	To consider and act upon such other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.
Westinghouse Solar’s board of directors recommends a vote FOR Items 1, 2 and 3. Stockholders of record at the close of business on August 27, 2012 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at the Company’s principal corporate offices described above.

Whether or not you plan to attend the special meeting, please vote by proxy, via telephone or the Internet, or by promptly returning the accompanying Proxy Card. You may revoke your Proxy at any time before it is voted.

Stockholders are cordially invited to attend the meeting in person. Please indicate on the enclosed Proxy whether you plan to attend the meeting. Stockholders may vote in person if they attend the meeting even though they have executed and returned a Proxy.

By Order of the Board of Directors,

Margaret R. Randazzo
Chief Executive Officer

Dated:  September 3, 2012

IMPORTANT:  Please vote your shares via telephone or the Internet, as described in the accompanying materials, to assure that your shares are represented at the meeting, or, if you received a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 13, 2012:     The Company’s Proxy Statement is attached.  A complete set of proxy materials relating to the Company’s special meeting is also available on the Internet. These materials, consisting of the Notice of Special Meeting, Proxy Statement, and Proxy Card, may be viewed at http://ir.westinghousesolar.com/Shareholder_meeting.cfm.

The Company is providing the following directions to the location of the meeting:

Directions from Northern California (San Francisco International Airport)
US-101 S toward SAN JOSE - go 23.4 miles
Take exit 398B to merge onto CA-85 S toward Santa Cruz/Cupertino – 5.3 miles
Take exit 19A to merge onto I-280 S toward San Jose - go 6.8 miles
Take exit 5B to merge onto CA-17 S toward Santa Cruz – 1.7 miles
Take exit 25 for Hamilton Ave - go 0.2 miles
Turn left at E Hamilton Ave – go 0.4 miles
Turn left at S Bascom Ave – go 0.2 miles
Make a U-turn – go 436 feet – Destination on the right Creekside Business Mall
1475 S Bascom Ave, Ste. 101, Campbell, CA 95008 – Enter from outside of building from the parking lot.

Directions from Southern California
US-101 N toward San Jose
Take exit 5B to merge onto CA-17 S toward Santa Cruz – 1.7 miles
Take exit 25 for Hamilton Ave - go 0.2 miles
Turn left at E Hamilton Ave – go 0.4 miles
Turn left at S Bascom Ave – go 0.2 miles
Make a U-turn – go 436 feet – Destination on the right Creekside Business Mall
1475 S Bascom Ave, Ste. 101, Campbell, CA 95008 – Enter from outside of building from the parking lot.

WESTINGHOUSE SOLAR, INC.
1475 S. Bascom Ave., Suite 101
Campbell, CA 95008
Telephone: (408) 402-9400
Fax: (408) 371-5105
_____________________________

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS ON SEPTEMBER 13, 2012
_____________________________

This Proxy Statement and the accompanying Notice of Special Meeting of Stockholders and proxy card are furnished to stockholders of Westinghouse Solar, Inc., a Delaware corporation (“Westinghouse Solar” or the “Company”), in connection with the solicitation by order of the Board of Directors of the Company (the “Board” or the “Board of Directors”) of proxies for use at the special meeting of stockholders (the “Special Meeting”) to be held on Thursday, September 13, 2012 at the Company’s corporate offices located at 1475 S. Bascom Ave., Suite 101, Campbell, CA 95008 at 9:30 a.m. local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. These proxy materials are being provided on or about September 3, 2012 to stockholders of the Company entitled to vote at the Special Meeting.

Westinghouse Solar has been in business since February 23, 2001. The Company’s corporate headquarters is located at 1475 S. Bascom Ave., Suite 101, Campbell, CA 95008.  The Company’s telephone number is (408) 402-9400.

As indicated in the Notice of Special Meeting of Stockholders, the Company’s Special Meeting has been called to (i) approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of its Common Stock which shall not exceed a one for eight ratio; the Board of Directors may, at its sole discretion, elect not to implement any reverse stock split, even if approved by the stockholders, (ii) approve any adjournments of the meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of any of the foregoing proposals, and (iii) consider and act upon such other business as may properly come before the Special Meeting or any adjournment thereof.

SOLICITATION AND VOTING

Voting Rights and Outstanding Shares

Only stockholders of record at the close of business on August 27, 2012 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting. The voting securities of the Company issued and outstanding on the Record Date consisted of 21,159,309 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), and entitling the holders thereof to one vote per Share. There was no other class of voting securities of the Company outstanding on such date. The presence at the Special Meeting in person or by proxy of holders of a majority of the Shares entitled to vote is required for a quorum.

The affirmative vote of the holders of a majority of the issued and outstanding Shares of the Company’s Common Stock is required to approve a reverse stock split of its Common Stock. Approval for each of the other proposals being submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the Special Meeting by the holders of Shares entitled to vote on such proposals.  Shares which are voted to abstain on any proposal are counted as votes cast, and therefore have the same effect as a vote against the proposal.

Votes for and against, abstentions and broker “non-votes” are included for purposes of determining whether a quorum of Shares is present at the Special Meeting. A broker “non-vote” occurs when a broker or nominee holding Shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker “non-votes” are not included on proposals requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations.

Votes cast by proxy or in person at the Special Meeting will be tabulated by persons appointed by the Company’s Board of Directors to act as Inspectors of Election for the Special Meeting, as provided by the Company’s By-laws. The Inspectors of Election will count the total number of votes cast for approval of each proposal for purposes of determining whether sufficient affirmative votes have been cast.

Solicitation of Proxies

All expenses in connection with the solicitation of proxies will be borne by the Company. The Company expects that the solicitation will be made primarily by mail and e-mail, but regular employees or representatives of the Company may also solicit proxies by telephone, facsimile, e-mail or in person, without additional compensation. The Company will, upon request, reimburse brokerage houses and persons holding Shares in the names of their nominees for their reasonable expenses in sending proxy material to their principals. In addition, Westinghouse Solar has retained Morrow & Co. LLC, 470 West Ave. Stamford, CT 06902, for assistance in connection with the Special Meeting at a cost of approximately $7,500 plus $5.50 per stockholder.

Voting Instructions

All Shares represented by properly executed proxies received before or at the Special Meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on the proxy, the Shares will be voted as the Board recommends on each proposal. All proxies delivered pursuant to this solicitation may be revoked by the person executing the same at any time prior to the time they are voted. A proxy may be revoked by notice in writing received at the office of the Company, Attention: Secretary, by execution of a subsequent proxy or by attendance and voting in person at the Special Meeting. Attendance at the Special Meeting will not automatically revoke the proxy.

Stockholders whose Shares are registered in their own names may vote (1) by returning a proxy card, (2) via the Internet or (3) by telephone. Specific instructions to be followed by any registered stockholder interested in voting via the Internet or by telephone are set forth in these materials. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow the stockholders to vote his or her shares and confirm that his or her voting instructions have been properly recorded. If you do not wish to vote via the Internet or telephone, please complete, sign and return the proxy card in a self-addressed, postage paid envelope provided.

PROPOSAL NO. 1
AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE
STOCK SPLIT OF THE COMPANY’S COMMON STOCK

Overview

The Company and its Board of Directors currently believe it would be in the best interests of the Company and its stockholders to adopt an amendment to the Company’s certificate of incorporation authorizing a reverse stock split of the Company’s outstanding Shares of its Common Stock. The intention of the Board of Directors in requesting this amendment is to establish and maintain the most flexibility available to sustain long term compliance with the NASDAQ Capital Market listing rules.  Among other requirements, those listing rules provide that listed companies must generally maintain a minimum bid price above $1 per share.

The Board of Directors has approved, and is hereby soliciting stockholder approval of, an amendment to the Company’s certificate of incorporation to effect a reverse stock split at a ratio of between 1-for-2 to 1-for-8, in the form set forth below (the “Reverse Stock Split Amendment”). A vote FOR Proposal 1 will constitute approval of the Reverse Stock Split Amendment providing for the combination of any whole number of Shares of Common Stock, between and including two and eight, into one Share of Common Stock, and will grant the Board of Directors the authority to select which of the approved exchange ratios within that range will be implemented. If the stockholders approve this proposal, the Board of Directors will have the authority, but not the obligation, in its sole discretion, and without further action on the part of the stockholders, to effect a reverse stock split in any of the approved ratios by filing a certificate of amendment to the Company’s certificate of incorporation with the Delaware Secretary of State at any time after the approval of the proposal. If the Reverse Stock Split Amendment has not been filed with the Delaware Secretary of State prior to October 10, 2012, the Board of Directors will abandon the Reverse Stock Split Amendment constituting the reverse stock split.

The reverse stock split, if implemented, would reduce the number of issued and outstanding shares of common stock, but would not change the number of authorized shares, the par value or the voting rights of the common stock and, except for the impact of the elimination of fractional shares, each stockholder’s proportionate ownership interest in the Company would be the same immediately before and after the reverse stock split.

The Board believes that stockholder approval of a range of stock split ratios (rather than an exact stock split ratio) provides the Board with maximum flexibility to achieve the purposes of the reverse stock split. If the stockholders approve this proposal, in connection with any determination to effect the reverse stock split, the Board will set the time for such a split and select a specific ratio at a whole number within the range.

The Board reserves the right to elect not to proceed with, and abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company and its stockholders.

Text of the reverse stock split amendment

The entire Article FOURTH of the certificate of incorporation would be amended and restated as follows:

“FOURTH: A. Classes and Numbers of Shares. The total number of shares of stock that the Corporation shall have authority to issue is one hundred and one million (101,000,000). The Classes and aggregate number of shares of each class which the Corporation shall have authority to issue are as follows:

1. One hundred million (100,000,000) shares of Common Stock, par value $0.001 per share (the "Common Stock"); and

2. One million (1,000,000) shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"); and

B. Blank Check Powers. The Corporation may issue any class of the Preferred Stock in any series. The Board of Directors shall have authority to establish and designate series, and to fix the number of shares included in each such series and the variations in the relative rights, preferences and limitations as between series, provided that, if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. Shares of each such series when issued shall be designated to distinguish the shares of each series from shares of all other series.

Effective at [____] Eastern Time on [____] (the “Effective Time”), each [____ (____)] shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”), will automatically and without any action on the part of the respective holders thereof be combined, reclassified and changed into one (1) share of Common Stock, par value $0.001 per share, of the Corporation (the “New Common Stock”). Notwithstanding the immediately preceding sentence, in lieu of any fractional interests in shares of New Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), such stockholder shall be entitled to receive a cash payment equal to the fraction to which such holder would otherwise be entitled multiplied by the closing price of a share of New Common Stock on the Nasdaq Stock Market immediately following the Effective Time. The combination and conversion of the Old Common Stock shall be referred to as the “Reverse Stock Split.”

The Corporation shall not be obligated to issue certificates evidencing the shares of New Common Stock outstanding as a result of the Reverse Stock Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Stock Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled as set forth above.”

The Board of Directors may, at its sole discretion, elect not to implement the reverse stock split even if this proposal is approved by the stockholders.  If the Reverse Stock Split Amendment is approved, the number of issued and outstanding Shares of Common Stock could be reduced by an exchange ratio of up to one share for every eight shares currently outstanding (the “Exchange Ratio”), and the currently authorized number of shares of the Company’s Common Stock would remain at 100 million, without further approval of its stockholders. The exact share exchange ratio would be determined by the Board of Directors, which could be a lesser ratio. For example, the Board may determine that a ratio of one Share for every four shares currently outstanding is the most appropriate amendment to implement. A reverse stock split would only become effective upon filing the Reverse Stock Split Amendment with the Delaware Secretary of State, following the Special Meeting (assuming this Proposal 1 is approved and only if the implementation is approved by the Board of Directors). The final exchange ratio and the exact date on which the Reverse Stock Split Amendment would be filed are subject to review and final approval by the Board of Directors.

Purpose and Background of the Reverse Split

The Company’s Common Stock is listed on the NASDAQ Capital Market and therefore the Company is subject to certain listing standards and requirements, including a minimum bid price on its Common Stock of at least $1.00 per share. Because the bid price of the Company’s Common Stock has fallen below $1.00 per share for thirty consecutive trading days, the Company’s Common Stock may be delisted from the NASDAQ Capital Market. A delisting of the Company’s Common Stock from the NASDAQ Capital Market could have a negative effect on the Company’s stock price, and would increase the cost and could have a negative effect on its ability to raise additional capital.

On April 4, 2012, the Company received notice from the Listing Qualifications Department of The NASDAQ Stock Market (the “Staff”) stating that the Company had not regained compliance with the minimum bid price requirement for continued listing, as set forth in Listing Rule 5550(a)(2) (the “Listing Rule”), and that as a result the Company’s Common Stock was subject to delisting from The NASDAQ Capital Market. The Company requested a hearing before a NASDAQ Hearings Panel (the “Panel”) to review the listing determination and to request that the Panel grant the Company additional time to regain compliance.

On May 7, 2012, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CBD Energy Limited, an Australian corporation (“CBD”), and CBD-WS Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of CBD (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company to be the surviving corporation and a wholly-owned subsidiary of CBD (the “Merger”). Under the Merger Agreement, the Company has agreed to request all extensions, dispensations, waivers or approvals from NASDAQ necessary in order to continue the listing of the Company’s common stock on the NASDAQ Capital Market.

On June 19, 2012, the Company received a letter from the Staff notifying it that the Panel granted the Company's request for continued listing of its common stock on the NASDAQ Stock Market, subject to certain conditions including the closing of the Merger on or before October 1, 2012. Prior to the completion of the Merger, the Company and CBD must hold meetings of their respective stockholders, and to solicit the vote of their stockholders, the Company and CBD must file with the SEC a registration statement/proxy statement with respect to the proposed transaction and the CBD common shares that are issuable to the Company’s stockholders in the proposed Merger.  The Company does not control the timing of the filing, or of the potential review by the SEC, of the required registration statement/proxy statement.  As an alternative to completion of the Merger with CBD prior to October 1, 2012, the Company determined to implement a reverse stock split, on the terms described in this proxy statement, in order to comply with the Listing Rule. However the Company has no assurance that such measure will be successful or will result in the Company’s continued listing on the NASDAQ Stock Market.  The Company has been informed that October 1, 2012 is the last day of the maximum exception period that the Panel could authorize for the Company to regain compliance with the listing criteria.

The Board of Director’s primary objective in requesting the ability to effectuate the proposed reverse split is to establish and maintain the most flexibility available to sustain long term compliance with the NASDAQ listing rules prior to completion of the Merger, which could include a reverse split to raise the per share trading price of the Company’s Common Stock above the $1.00 minimum bid price requirement.  In evaluating whether or not to authorize the reverse stock split, in addition to the Merger considerations described above, the Board of Directors also took into account various negative factors associated with a reverse stock split. These factors include: the negative perception of reverse stock splits held by some investors, analysts and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits, like the Company,  has subsequently declined back to pre-reverse stock split levels; the adverse effect on liquidity that might be caused by a reduced number of shares outstanding; and the costs associated with implementing a reverse stock split.

The Board of Directors considered these factors, and the potential harm of being delisted from The NASDAQ Capital Market. The Board of Directors determined that continued listing on The NASDAQ Capital Market is in the best interest of the Company and its stockholders until completion of the Merger, and that the proposed reverse split is necessary to attempt to maintain the listing of the Company’s common stock on The NASDAQ Capital Market. As noted above, even if stockholders approve the proposed reverse split, the Company reserves the right not to effect the reverse split if its Board of Directors does not deem it to be in the best interests of the Company and its stockholders.

Effects of Reverse Split on Common Stock; No Fractional Shares

One principal effect of the reverse split would be to decrease the number of outstanding shares of the Company’s Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below (see “Treatment of Fractional Shares; Exchange of Stock Certificates”), the reverse split will not have any dilutive effect on the Company’s stockholders since each stockholder would hold the same percentage of the Company’s Common Stock outstanding immediately following the reverse split as such stockholder held immediately prior to the reverse split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the reverse split. Although the reverse split will not have any dilutive effect on the Company’s stockholders, the proportion of shares owned by the Company’s stockholders relative to the number of shares authorized for issuance will decrease because the Reverse Stock Split Amendment would maintain the currently authorized number of shares of Common Stock at 100 million. As a result, the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by the Company’s stockholders, except as required by applicable laws and regulations.

The proposed amendment to the Company’s certificate of incorporation will not otherwise alter or modify the rights, preferences, privileges or restrictions of the Common Stock.

Effect on Outstanding Options

As of August 27, 2012, the Company has 704,869 options to purchase Common Stock outstanding. Under the terms of the options, when the reverse split becomes effective, the number of shares covered by each option will be decreased and the conversion or exercise price per share will be increased in accordance with the stock split exchange ratio. As of August 27, 2012, the Company has 1,811,145 shares authorized for issuance under its 2006 Incentive Stock Plan (the “Plan”). Under the terms of the Plan, when the reverse split becomes effective, the number of shares reserved for issuance under the Plan will be proportionately decreased in accordance with the reverse split exchange ratio.

No Effect on Legal Ability to Pay Dividends

The Company does not believe that the reverse split will have any effect with respect to future distributions, if any, to the Company’s stockholders. The Company does not anticipate paying dividends in the near future. There can be no assurance as to future dividends because they are dependent on the Company’s future earnings, capital requirements and financial conditions.

Treatment of Fractional Shares; Exchange of Stock Certificates

The Company will appoint American Stock Transfer & Trust Company, LLC to act as exchange agent for holders of Common Stock in connection with the reverse split. As soon as practicable after the Effective Date of any reverse stock split, the Company will request that all stockholders holding Shares of the Company’s Common Stock in certificate form return their stock certificates representing Shares of Common Stock outstanding on the Effective Date in exchange for certificates representing the number of whole Shares of Common Stock into which the Shares of Old Common Stock have been converted as a result of the reverse stock split. Each stockholder will receive a letter of transmittal from the Company’s transfer agent containing instructions on how to exchange certificates. Stockholders should not destroy any stock certificates and should not submit their old certificates until requested to do so.  In order to receive new certificates, stockholders must surrender their old certificates in accordance with the transfer agent’s instructions, together with the properly executed and completed letter of transmittal.

Beginning with the Effective Date, each old certificate, until exchanged as described above, will be deemed for all purposes to evidence ownership of the number of whole Shares of Common Stock previously represented by the certificate that were combined pursuant to the reverse stock split.

No fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Shares of Common Stock not evenly divisible by the number selected by the Board of Directors for the reverse stock split ratio will be entitled, upon surrender of any certificate(s) representing such shares, to a cash payment in lieu thereof.

Effect on Beneficial Holders of Common Stock (i.e. Stockholders who hold in “street name”)

Upon the reverse stock split, the Company intends to treat Shares held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose Shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Company’s Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split and making payment for fractional shares. If a stockholder holds Shares of the Company’s Common Stock with a bank, broker or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker or other nominee.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to exercise appraisal rights in connection with the proposed reverse split, and the Company will not independently provide stockholders with any such right.

Tax Consequences of the Reverse Split

For most holders of the Company’s Common Stock, no tax gain or loss should be recognized upon effectiveness of the reverse stock split. The aggregate tax basis in the Common Stock received pursuant to the reverse stock split should be approximately equal to the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered. To the extent that a holder receives cash in lieu of a fractional share of Common Stock, the holder generally will recognize gain or loss equal to the difference between the cash received and the portion of the holder’s tax basis in the Shares of Common Stock surrendered allocable to that fractional share. However, the tax consequences of the proposed reverse stock split must be determined by each holder in accordance with the facts applicable to the particular circumstances of such holder.

Each stockholder is strongly urged to consult with his, her or its own tax advisor regarding the federal, state, local and foreign income and other tax consequences of the reverse stock split, including tax return reporting requirements and the effect of any proposed change in the tax laws.

Reservation of Right to Abandon Reverse Stock Split

If the reverse stock split is approved by the Company’s stockholders, it will be effected, if at all, only upon a determination by the Board of Directors that a reverse stock split, at a ratio determined by the Board of Directors as described above, is in the best interests of the Company and its stockholders. The Board’s determination as to whether to effect the reverse stock split and, if so, at what ratio, will be based upon various factors such as the existing and expected marketability and liquidity for the Company’s common stock, prevailing market conditions, the recent trading history of the Company’s common stock and the likely effect on the market price of the Company’s common stock. Should the Board of Directors determine that the reverse stock split is not in the best interests of the Company or its stockholders, the Board of Directors will not proceed with the reverse stock split. By voting in favor of the reverse stock split, you are also expressly authorizing the Board of Directors to determine not to proceed with, and abandon, the reverse stock split if it should so decide.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK.  Approval of this proposal requires the affirmative vote of a majority of the issued and outstanding Shares of Common Stock. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present, and will have the same effect as a negative vote on this proposal.

PROPOSAL NO. 2
ADJOURNMENT OF THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES

Under the Company’s Bylaws, any meeting of stockholders, whether or not a quorum is present or has been established, may be adjourned by the affirmative vote of more Shares of stock entitled to vote who are present, in person or by proxy, than are voted against the adjournment. No new notice need be given of the date, time or place of the adjourned meeting if such date, time or place is announced at the meeting before adjournment, unless the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If the Company determines that an adjournment of the meeting is appropriate for the purpose of soliciting additional proxies in favor of any proposal being submitted by the Company at the meeting, such adjournment will be submitted for a shareholder vote under Item 2 of the attached Notice of Special Meeting. The Company will also use the discretionary authority conferred on its proxy holders by duly executed proxy cards to vote for any other matter as the Company determine to be appropriate.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ADJOURNMENT OF THE MEETING, IF NECESSARY IN THE JUDGMENT OF THE PROXY HOLDERS, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE COMPANY’S PROPOSALS IN THIS PROXY STATEMENT.  Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Special Meeting. Broker non-votes will not have any effect on the outcome of the proposal. Abstentions will have the same effect as a vote against the proposal.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth information concerning ownership of the Company's Shares, as of August 27, 2012, by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding Shares, (ii) each director, (iii) the executive officer and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the Company believes that each stockholder has sole voting power and sole dispositive power with respect to the Shares beneficially owned by them.

Name and Address of Beneficial Owner (1)		Amount and Nature of Beneficial Ownership	Percent of Class (2)
Lightway Solar America, Inc. 349 Pierson Ave. Edison, NJ 08837	(3)	2,261,111	10.7%
Alpha Capital Anstalt Pradafant 7, Furstentums 9490, Vaduz, Liechtenstein	(4)	1,927,637	9.1%
CBD Energy Limited Suite 2 – Level 2 53 Cross Street Double Bay Sydney, NSW C3 2028	(5)	1,666,667	7.9%
Edward L. Bernstein	(6)	75,026	*
Gary Effren	(7)	120,909	*
Mark L. Kalow	(8)	64,279	*
Ron Kenedi	(9)	85,769	*
Robert F. Kennedy, Jr.	(10)	176,779	*
Ed Roffman	(11)	92,538	*
Jon Witkin	(11)	91,788	*
Margaret Randazzo	(12)	96,109	*
Executive officer (as defined by Rule 3b-7 of the Securities and Exchange Act of 1934) and directors as a group (8 persons, including the executive officer and directors names above)		803,197	3.8%
*	Less than 1%

(1)	Unless otherwise indicated, the address for each of the stockholders is c/o Westinghouse Solar, Inc. 1475 S. Bascom Ave. Suite 101, Campbell, CA 95008.
(2)
The applicable percentage of ownership for each beneficial owner is based on 21,159,309 shares of Common Stock outstanding as of August 27, 2012. In calculating the number of Shares beneficially owned by a stockholder and the percentage of ownership of that stockholder, shares of Common Stock issuable upon the exercise of options or warrants, or the conversion of other securities held by that stockholder, that are exercisable within 60 days, are deemed outstanding for that holder; however, such shares are not deemed outstanding for computing the percentage ownership of any other stockholder.

(3)	Information is as of August 27, 2012 and is based on shareholder of record and other information known to the Company.
(4)	Information is as of August 15, 2012 and based on Schedule 13G filing made with the Securities and Exchange Commission.
(5)	Information is as of February 15, 2012 and based on Schedule 13D and 13D/A filings made with the Securities and Exchange Commission.
(6)
Includes 10,000 shares of restricted common stock and 25,000 shares of nonqualified stock options which are exercisable for shares of Westinghouse Solar’s common stock within 60 days of August 27, 2012.

(7)
Includes 18,750 shares of restricted common stock and 44,846 shares of nonqualified stock options which are exercisable for shares of Westinghouse Solar’s common stock within 60 days of August 27, 2012.

(8)
Includes 18,750 shares of restricted common stock and 10,245 shares of nonqualified stock options which are exercisable for shares of Westinghouse Solar’s common stock within 60 days of August 27, 2012.

(9)
Includes 18,750 shares of restricted common stock and 21,113 shares of nonqualified stock options which are exercisable for shares of Westinghouse Solar’s common stock within 60 days of August 27, 2012.

(10)
Includes 18,750 shares of restricted common stock and 122,745 shares of nonqualified stock options which are exercisable for shares of Westinghouse Solar’s common stock within 60 days of August 27, 2012.

(11)
Includes 10,000 shares of restricted common stock and 30,000 shares of nonqualified stock options which are exercisable for shares of Westinghouse Solar’s common stock within 60 days of August 27, 2012.

(12)
Includes 3,750 shares of restricted common stock and 58,334 shares of nonqualified stock options which are exercisable for shares of Westinghouse Solar’s common stock within 60 days of August 27, 2012.

OTHER MATTERS

Householding of Proxy Materials

Some banks, brokers and other nominee record holders may employ the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders residing at the same household. If you would like to obtain an additional copy of this Proxy Statement, please contact Donald C. Blanding at 1475 S. Bascom Ave., Suite 101, Campbell, CA 95008, Attention: Director of Finance, telephone (408) 402-9443.  If you want to receive separate copies of the Company’s Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.

Other Matters That May Come Before the Special Meeting

The Board of Directors is not aware of any other matters to be presented for a vote of the stockholders at the Special Meeting. If, however, any other matter should properly come before the Special Meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with the directions of the Board of Directors, or in the absence of such directions, in their own best judgment.

Submission of Stockholder Proposals for 2012 Annual Meeting

The annual meeting of Westinghouse Solar stockholders for fiscal year 2012 will not be held if the Merger with CBD is completed.  Westinghouse Solar reserves the right to postpone or cancel its annual meeting for fiscal year 2012.

Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules.  If the Merger has not been completed and we hold an annual meeting for 2012, any proposals by a stockholder intended to be included in the our proxy statement and form of proxy relating to that meeting of stockholders must be received in writing by the Secretary of the Company a reasonable time in advance of the time we begin to print our proxy statement, and, to be compliant with the Company’s By-laws for timely submission of shareholder nominations or proposed business at a meeting, no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting is mailed to the stockholders or public disclosure is made.  Any stockholder nomination or proposal should be delivered to the Company at 1475 South Bascom Ave, Suite 101, Campbell, CA 95008, Attention: Secretary, and must include all the information required to be provided in accordance with Article I, Section 8 of the By-laws.  Nothing in this paragraph shall be deemed to be an undertaking by the Company to include any matter in its proxy statement and form of proxy relating to the 2012 annual meeting of stockholders, and a stockholder nomination or proposal may be omitted from such proxy statement and form of proxy pursuant to applicable law.

WESTINGHOUSE SOLAR, INC.
1475 SOUTH BASCOM AVENUE
SUITE 101
CAMPBELL, CA 95008

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000149268_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Special Meeting Proxy Statement is/are available at www.proxyvote.com .

WESTINGHOUSE SOLAR, INC.
Special Meeting of Stockholders
September 13, 2012 at 9:30 a.m. PDT
This Proxy is Solicited by the Board of Directors

The undersigned hereby appoints Margaret Randazzo and Donald C. Blanding, and either of them, as attorneys of the undersigned with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of Westinghouse Solar, Inc. to be held on September 13, 2012 at 9:30 a.m. PDT, at the Company's principal corporate office located at 1475 S. Bascom Ave., Suite 101, Campbell, CA 95008, and at any continuation or adjournment thereof, with all powers which the undersigned might have if personally present at the meeting.

WHERE NO CONTRARY CHOICE IS INDICATED BY THE STOCKHOLDER, THIS PROXY, WHEN RETURNED, WILL BE VOTED FOR EACH OF THE PROPOSALS AND WITH DISCRETIONARY AUTHORITY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED. PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT TO THE COMPANY.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000149268_2 R1.0.0.11699